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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

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We consent to the inclusion in the CyPost  Corporation  Form 10-KSB of our audit report dated March 23, 2000 to the shareholders of CyPost Corporation on the consolidated balance sheet as of December 31, 1999 and the related consolidated statements of operations, cash flows and shareholders' equity for the year then ended.

"ARTHUR ANDERSEN LLP"

Vancouver, British Columbia
March 23, 2000